Exhibit D
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Anacor Pharmaceuticals Inc. is filed on behalf of each of the undersigned.
Date: December 10, 2010

VENROCK ASSOCIATES IV, L.P. By its General Partner, Venrock Management IV, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VENROCK ENTREPRENEURS FUND IV, L.P. By its General Partner, VEF Management IV, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VENROCK PARTNERS, L.P. By its General Partner, Venrock Partners Management, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P. By its General Partner, VHCP Management, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VHCP CO-INVESTMENT HOLDINGS, LLC By its Manager, VHCP Management, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VENROCK MANAGEMENT IV, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VENROCK PARTNERS MANAGEMENT, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VEF MANAGEMENT IV, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

VHCP MANAGEMENT, LLC
By:	/s/ David L. Stepp
David L. Stepp, Authorized Signer

/s/ Anders Hove
Anders Hove

/s/ Bryan Roberts
Bryan Roberts